Exhibit 32(a)

ONCOR ELECTRIC DELIVERY COMPANY LLC

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

Article I. CERTIFICATION OF CEO

The undersigned, Robert S. Shapard, Chairman of the Board and Chief Executive of Oncor Electric Delivery Company LLC (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2013 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 1st day of May, 2013.

/s/ Robert S. Shapard
Name:	Robert S. Shapard
Title:	Chairman of the Board and Chief Executive

A signed original of this written statement required by Section 906 has been provided to Oncor Electric Delivery Company LLC and will be retained by Oncor Electric Delivery Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.